Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-269296

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated July 24, 2024. GS Finance Corp. $ Leveraged Basket-Linked Notes due guaranteed by The Goldman Sachs Group, Inc.

The notes do not bear interest. The amount that you will be paid on your notes on the stated maturity date (expected to be August 4, 2031) is based on the performance of an equally weighted basket comprised of the Russell 2000® Index and the iShares® 20+ Year Treasury Bond ETF (the basket underliers) as measured from the trade date (expected to be July 30, 2024) to and including the determination date (expected to be July 30, 2031). Each basket underlier has an initial weighting of 50% and an initial weighted value of 50.

The return on your notes is linked, in part, to the performance of the iShares® 20+ Year Treasury Bond ETF (ETF), and not to that of the ICE U.S. Treasury 20+ Year Bond Index on which the ETF is based.

The initial basket level is 100 and the final basket level will equal the sum of the products, as calculated for each basket underlier, of: (i) its final underlier level divided by its initial underlier level (set on the trade date and will be an intra-day level or the closing level of the basket underlier on the trade date) multiplied by (ii) its initial weighted value. If the final basket level on the determination date is greater than the initial basket level, the return on your notes will be positive and will equal the participation rate of 1.3505 times the basket return. If the final basket level declines by up to 40% from the initial basket level, you will receive the face amount of your notes.

If the final basket level declines by more than 40% from the initial basket level, the return on your notes will be negative and equal the basket return. You could lose your entire investment in the notes.

To determine your payment at maturity, we will calculate the basket return, which is the percentage increase or decrease in the final basket level from the initial basket level. At maturity, for each $1,000 face amount of your notes, you will receive an amount in cash equal to:

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if the basket return is positive (the final basket level is greater than the initial basket level), the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the participation rate times (c) the basket return;
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if the basket return is zero or negative but not below -40% (the final basket level is equal to or less than the initial basket level but not by more than 40%), $1,000; or
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if the basket return is negative and is below -40% (the final basket level is less than the initial basket level by more than 40%), the sum of (i) $1,000 plus (ii) the product of (a) the basket return times (b) $1,000. You will receive less than 60% of the face amount of your notes.

Declines in one basket underlier may offset increases in the other basket underlier.

You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-15.

The estimated value of your notes at the time the terms of your notes are set on the trade date is expected to be between $885 and $915 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC would initially buy or sell your notes, if it makes a market in the notes, see the following page.

Original issue date:	expected to be August 2, 2024	Original issue price:	100% of the face amount
Underwriting discount:	1.95% of the face amount*	Net proceeds to the issuer:	98.05% of the face amount

* This includes a selling concession of up to 1.75% and a structuring fee of up to 0.2%.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

Pricing Supplement No. dated , 2024.

The issue price, underwriting discount and net proceeds listed above relate to the notes we sell initially. We may decide to sell additional notes after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in notes will depend in part on the issue price you pay for such notes.

GS Finance Corp. may use this prospectus in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Notes

The estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is expected to be between $885 and $915 per $1,000 face amount, which is less than the original issue price. The value of your notes at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell notes (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your notes at the time of pricing, plus an additional amount (initially equal to $ per $1,000 face amount).

Prior to , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your notes (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through ). On and after , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market) will equal approximately the then-current estimated value of your notes determined by reference to such pricing models.

About Your Prospectus

The notes are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your notes and therefore should be read in conjunction with such documents:

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General terms supplement no. 8,999 dated February 13, 2023
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Underlier supplement no. 40 dated June 24, 2024
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Prospectus supplement dated February 13, 2023
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Prospectus dated February 13, 2023

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your notes.

We refer to the notes we are offering by this pricing supplement as the “offered notes” or the “notes”. Each of the offered notes has the terms described below. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. The notes will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement. The notes will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021.

Terms AND CONDITIONS

CUSIP / ISIN: 40058EEZ5 / US40058EEZ51

Company (Issuer): GS Finance Corp.

Guarantor: The Goldman Sachs Group, Inc.

Basket underliers (each individually, a basket underlier): the Russell 2000® Index (current Bloomberg symbol: “RTY Index”) and the iShares® 20+ Year Treasury Bond ETF (current Bloomberg symbol: “TLT UQ Equity”), or, in each case, any successor basket underlier, as each may be modified, replaced or adjusted from time to time as provided herein

Basket index: the Russell 2000® Index, or any successor basket index, as each may be modified, replaced or adjusted from time to time as provided herein

Basket fund: the iShares® 20+ Year Treasury Bond ETF, or any successor basket fund, as it may be modified, replaced or adjusted from time to time as provided herein

Underlying index for the basket fund: the ICE U.S. Treasury 20+ Year Bond Index

Face amount: $ in the aggregate on the original issue date; the aggregate face amount may be increased if the company, at its sole option, decides to sell an additional amount on a date subsequent to the trade date.

Authorized denominations: $1,000 or any integral multiple of $1,000 in excess thereof

Principal amount: On the stated maturity date, the company will pay, for each $1,000 of the outstanding face amount, an amount in cash equal to the cash settlement amount.

Cash settlement amount:

●
if the final basket level is greater than the initial basket level, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the upside participation rate times (c) the basket return;
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if the final basket level is equal to or less than the initial basket level but greater than or equal to the trigger buffer level, $1,000; or
●
if the final basket level is less than the trigger buffer level, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the basket return

Initial basket level: 100

Final basket level: the sum of the following: (i) the final Russell 2000® Index level divided by the initial Russell 2000® Index level, multiplied by the initial weighted value of the Russell 2000® Index plus (ii) the final iShares® 20+ Year Treasury Bond ETF level divided by the initial iShares® 20+ Year Treasury Bond ETF level, multiplied by the initial weighted value of the iShares® 20+ Year Treasury Bond ETF

Upside participation rate: 135.05%

Basket return: the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level, expressed as a percentage

Trigger buffer level: 60% of the initial basket level

Initial weighted value: for each basket underlier, its initial weight in the basket set forth below multiplied by the initial basket level, all as set forth below:

Basket Underlier	Initial Weight in the Basket	Initial Weighted Value
Russell 2000® Index	50%	50
iShares® 20+ Year Treasury Bond ETF	50%	50

Initial Russell 2000® Index level (set on the trade date): an intra-day level or the closing level of the basket underlier on the trade date

Initial iShares® 20+ Year Treasury Bond ETF level (set on the trade date): an intra-day level or the closing level of the basket underlier on the trade date

Final Russell 2000® Index level: the closing level of such basket underlier on the determination date, subject to adjustment as provided in “— Consequences of a market disruption event or non-trading day” and “— Discontinuance or modification of a basket underlier” below

Final iShares® 20+ Year Treasury Bond ETF level: the closing level of such basket underlier on the determination date, subject to adjustment as provided in “— Consequences of a market disruption event or non-trading day” and “— Discontinuance or modification of a basket underlier” below

Trade date: expected to be July 30, 2024

Original issue date (set on the trade date): expected to be August 2, 2024

Determination date (set on the trade date): expected to be July 30, 2031, unless the calculation agent determines that a market disruption event with respect to a basket underlier occurs or is continuing on such day or such day is not a trading day with respect to a basket underlier. In that event, the determination date will be the first following trading day on which the calculation agent determines that, on or subsequent to such originally scheduled determination date, each basket underlier has had at least one trading day on which no market disruption event has occurred or is continuing and the closing level of each of the basket underliers will be determined on or prior to the postponed determination date as set forth under “— Consequences of a market disruption event or a non-trading day” below. (In such case, the determination date may differ from the dates on which the levels of one or more basket underliers are determined for the purpose of the calculations to be performed on the determination date.) In no event, however, will the determination date be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. On such last possible determination date, if a market disruption event occurs or is continuing with respect to a basket underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the determination date.

Stated maturity date (set on the trade date): expected to be August 4, 2031, unless that day is not a business day, in which case the stated maturity date will be postponed to the next following business day. The stated maturity date will also be postponed if the determination date is postponed as described under “— Determination date” above. In such a case, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date.

Closing level: on any trading day, (i) with respect to the Russell 2000® Index, the closing level of such basket underlier or any successor basket underlier reported by Bloomberg Financial Services, or any successor reporting service the company may select, on such trading day for that basket underlier (as of the trade date, whereas the basket underlier sponsor publishes the official closing level of the Russell 2000® Index to six decimal places, Bloomberg Financial Services reports the closing level to fewer decimal places) and (ii) with respect to the iShares® 20+ Year Treasury Bond ETF, the closing sale price or last reported sale price, regular way, for such basket fund, on a per-share or other unit basis:

•
on the principal national securities exchange on which such basket fund is listed for trading on that day, or
•
if such basket fund is not listed on any national securities exchange on that day, on any other U.S. national market system that is the primary market for the trading of such basket fund.

If the basket fund is not listed or traded as described above, then the closing level for such basket fund on any day will be the average, as determined by the calculation agent, of the bid prices for such basket fund obtained from as many dealers in such basket fund selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or the company’s affiliates.

The closing level of such basket fund is subject to adjustment as described under “— Anti-dilution adjustments” below.

Trading day: (i) with respect to the Russell 2000® Index, a day on which the respective principal securities markets for all of its basket underlier securities are open for trading, the basket underlier sponsor is open for business and such basket underlier is calculated and published by the basket underlier sponsor and (ii) with respect to the iShares® 20+ Year Treasury Bond ETF, a day on which (a) the exchange on which the basket fund has its primary listing is open for trading and (b) the price of one share of the basket fund is quoted by the exchange on which the basket fund has its primary listing.

Successor basket underlier: with respect to a basket underlier, any substitute basket underlier approved by the calculation agent as a successor basket underlier as provided under “— Discontinuance or modification of a basket underlier” below

Basket underlier sponsor: with respect to a basket underlier, at any time, the person or entity, including any successor sponsor, that determines and publishes such basket underlier or underlying index as then in effect. The notes are not sponsored, endorsed, sold or promoted by any basket underlier sponsor or any affiliate thereof and no basket underlier sponsor or affiliate thereof makes any representation regarding the advisability of investing in the notes.

Basket fund investment advisor: with respect to the basket fund, at any time, the person or entity, including any successor investment advisor, that serves as an investment advisor to the basket fund as then in effect

Basket underlier securities: with respect to a basket underlier, at any time, the securities that comprise such basket underlier as then in effect, after giving effect to any additions, deletions or substitutions

Market disruption event: (i) With respect to the basket index on any given trading day, any of the following will be a market disruption event:

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a suspension, absence or material limitation of trading in basket underlier securities constituting 20% or more, by weight, of such basket index on their respective primary markets, in each case for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion,
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a suspension, absence or material limitation of trading in option or futures contracts relating to such basket index or to basket underlier securities constituting 20% or more, by weight, of such basket index in the respective primary markets for those contracts, in each case for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or
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basket underlier securities constituting 20% or more, by weight, of such basket index, or option or futures contracts, if available, relating to such basket index or to basket underlier securities constituting 20% or more, by weight, of such basket index do not trade on what were the respective primary markets for those basket underlier securities or contracts, as determined by the calculation agent in its sole discretion, and, in the case of any of these events, the calculation agent determines in its sole discretion that such event could materially interfere with the ability of the company or any of its affiliates or a similarly situated person to unwind all or a material portion of a hedge that could be effected with respect to this note.

The following events will not be market disruption events:

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a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and
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a decision to permanently discontinue trading in option or futures contracts relating to such basket index or to any basket underlier security.

For this purpose, an “absence of trading” in the primary securities market on which a basket underlier security is traded, or on which option or futures contracts relating to such basket underlier or to a basket underlier security are traded, will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in a basket underlier security or in option or futures contracts, if available, relating to such basket index or to a basket underlier security in the primary market for that stock or those contracts, by reason of:

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a price change exceeding limits set by that market,
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an imbalance of orders relating to that basket underlier security or those contracts, or
●
a disparity in bid and ask quotes relating to that basket underlier security or those contracts,

will constitute a suspension or material limitation of trading in that stock or those contracts in that market.

(ii) With respect to the basket fund on any given trading day, any of the following will be a market disruption event:

•
a suspension, absence or material limitation of trading in such basket fund on its primary market for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion,
•
a suspension, absence or material limitation of trading in option or futures contracts relating to such basket fund in the primary market for those contracts for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or
•
such basket fund does not trade on what was the primary market for such basket fund, as determined by the calculation agent in its sole discretion,

and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of the company or any of its affiliates or a similarly situated person to unwind all or a material portion of a hedge that could be effected with respect to this note.

The following events will not be market disruption events:

•
a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and
•
a decision to permanently discontinue trading in option or futures contracts relating to such basket fund.

For this purpose, an “absence of trading” in the primary securities market on which shares of such basket fund are traded, or on which option or futures contracts, if available, relating to such basket fund are traded, will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in shares of such basket fund or in option or futures contracts, if available, relating to such basket fund in the primary market for the basket fund or those contracts, by reason of:

•
a price change exceeding limits set by that market,
•
an imbalance of orders relating to the shares of such basket fund or those contracts, or
•
a disparity in bid and ask quotes relating to the shares of such basket fund or those contracts,

will constitute a suspension or material limitation of trading in shares of such basket fund or those contracts in that market.

(iii) A market disruption event with respect to one basket underlier will not, by itself, constitute a market disruption event for any unaffected basket underlier.

Consequences of a market disruption event or a non-trading day: If a market disruption event with respect to any basket underlier occurs or is continuing on a day that would otherwise be the determination date or such day is not a trading day, then the determination date will be postponed as described under “— Determination date” above. If the determination date is postponed due to a market disruption event or non-trading day with respect to one or more of the basket underliers, the final basket level for the postponed determination date will be calculated based on (i) the closing level of each of the basket underliers that is not affected by the market disruption event or non-trading day, if any, on the originally scheduled determination date, (ii) the closing level of each of the basket underliers that is affected by the market disruption event or non-trading day on the first trading day following the originally scheduled determination date on which no market disruption event exists for that basket underlier, and (iii) the calculation agent’s assessment, in its sole discretion, of the closing level of each basket underlier on the last possible postponed determination date with respect to each basket underlier as to which a market disruption event or non-trading day continues through the last possible postponed determination date. As a result, this could result in the closing level of differing basket underliers being determined on different calendar dates. For the avoidance of doubt, once the closing level for one or more basket underliers is determined for the determination date, the occurrence of a later market disruption event or non-trading day will not alter such calculation.

Discontinuance or modification of a basket underlier: (i) If, with respect to the basket index, the basket underlier sponsor discontinues publication of the basket index and such basket underlier sponsor or any other person or entity publishes a substitute basket underlier that the calculation agent determines is comparable to such basket index and approves as a successor basket underlier, or if the calculation agent designates a substitute basket underlier, then the calculation agent will determine the amount payable on the stated maturity date by reference to such successor basket underlier.

If the calculation agent determines that the publication of a basket index is discontinued and there is no successor basket underlier, the calculation agent will determine the amount payable on the stated maturity date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such basket index.

If the calculation agent determines that (a) the basket index, the basket underlier securities comprising that basket index or the method of calculating that basket index is changed at any time in any respect — including any addition, deletion or substitution and any reweighting or rebalancing of the basket index or the basket underlier securities and whether the change is made by the basket underlier sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor basket underlier, is due to events affecting one or more of the basket underlier securities or their issuers or is due to any other reason — and is not otherwise reflected in the level of the basket index by the basket underlier sponsor pursuant to the then-current basket index methodology of the basket index or (b) there has been a split or reverse split of the basket index, then the calculation agent will be permitted (but not required) to make such adjustments in such basket index or the method of its calculation as it believes are appropriate to ensure that the level of such basket index used to determine the amount payable on the stated maturity date is equitable.

(ii) If, with respect to the basket fund, such basket fund is delisted from the exchange on which the basket fund has its primary listing and the basket fund investment advisor or anyone else publishes a substitute basket underlier that the calculation agent determines is comparable to the basket fund and approves as a successor basket underlier, or if the calculation agent designates a substitute basket underlier, then the calculation agent will determine the amount payable on the stated maturity date, as applicable, by reference to such successor basket underlier.

If the calculation agent determines that the basket fund is delisted or withdrawn from the exchange on which the basket fund has its primary listing and there is no successor basket underlier, the calculation agent will determine the amount payable on the stated maturity date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the basket fund.

If the calculation agent determines that the basket fund, the basket underlier securities comprising such basket fund or the method of calculating such basket fund is changed at any time in any respect — including any split or reverse split of the basket fund, a material change in the investment objective of the basket fund and any addition, deletion or substitution and any reweighting or rebalancing of the basket fund and whether the change is made by the basket fund investment advisor under its existing policies or following a modification of those policies, is due to the publication of a successor basket underlier, is due to events affecting one or more of the basket underlier securities or is due to any other reason — then the calculation agent will be permitted (but not required) to make such adjustments in the basket fund or the method of its calculation as it believes are appropriate to ensure that the level of the basket fund used to determine the amount payable on the stated maturity date is equitable.

(iii) All determinations and adjustments to be made by the calculation agent with respect to a basket underlier may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

Anti-dilution adjustments: the calculation agent will have discretion to adjust the closing level of the basket fund if certain events occur (including those described above under “— Discontinuance or modification of a basket underlier”). In the event that any event other than a delisting or withdrawal from the relevant exchange occurs, the calculation agent shall determine whether and to what extent an adjustment should be made to the level of such basket fund or any other term. The calculation agent shall have no obligation to make an adjustment for any such event.

Calculation agent: Goldman Sachs & Co. LLC (“GS&Co.”)

Tax characterization: The holder, on behalf of itself and any other person having a beneficial interest in this note, hereby agrees with the company (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to characterize this note for all U.S. federal income tax purposes as a pre-paid derivative contract in respect of the basket underliers.

Overdue principal rate: the effective Federal Funds rate

HYPOTHETICAL EXAMPLES

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate the impact that the various hypothetical basket closing levels or hypothetical closing levels of the basket underliers, as applicable, on the determination date could have on the cash settlement amount at maturity assuming all other variables remain constant.

The examples below are based on a range of final basket levels and closing levels of the basket underliers that are entirely hypothetical; no one can predict what the level of the basket will be on any day throughout the life of your notes, and no one can predict what the final basket level will be on the determination date. The basket underliers have been highly volatile in the past — meaning that the levels of the basket underliers have changed considerably in relatively short periods — and their performances cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered notes assuming that they are purchased on the original issue date at the face amount and held to the stated maturity date. If you sell your notes in a secondary market prior to the stated maturity date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples below, such as interest rates, the volatility of the basket underliers, the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. In addition, the estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by GS&Co.) is less than the original issue price of your notes. For more information on the estimated value of your notes, see “Additional Risk Factors Specific to Your Notes — The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes” on page PS-15 of this pricing supplement. The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Face amount	$1,000
Upside participation rate	135.05%
Initial basket level	100
Trigger buffer level	60% of the initial basket level
Neither a market disruption event nor a non-trading day occurs with respect to any basket underlier on the originally scheduled determination date

No change in or affecting any of (i) the basket underliers, (ii) the basket underlier securities, (iii) the method by which the applicable basket underlier sponsor calculates the basket index or the underlying index of the basket fund or (iv) the policies of the basket fund investment advisor of the basket fund

Notes purchased on original issue date at the face amount and held to the stated maturity date

Moreover, we have not yet set the initial levels of the basket underliers that will serve as the baselines for determining the basket return and the amount that we will pay on your notes, if any, at maturity. We will not do so until the trade date. As a result, the actual initial levels of the basket underliers may differ substantially from their levels prior to the trade date.

For these reasons, the actual performance of the basket over the life of your notes, as well as the amount payable at maturity, if any, may bear little relation to the hypothetical examples shown below or to the historical levels of each basket underlier shown elsewhere in this pricing supplement. For information about the historical levels of each basket underlier during recent periods, see “The Basket and the Basket Underliers — Historical Closing Levels of the Basket Underliers” below. Before investing in the offered notes, you should consult publicly available information to determine the levels of the basket underliers between the date of this pricing supplement and the date of your purchase of the offered notes.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the basket underliers.

The levels in the left column of the table below represent hypothetical final basket levels and are expressed as percentages of the initial basket level. The amounts in the right column represent the hypothetical cash settlement amounts, based on the corresponding hypothetical final basket level, and are expressed as percentages of the face amount of a note (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical cash settlement amount of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding face amount of the offered notes on the stated maturity date would equal 100.000% of the face amount of a note, based on the corresponding hypothetical final basket level and the assumptions noted above.

Hypothetical Final Basket Level (as Percentage of Initial Basket Level)	Hypothetical Cash Settlement Amount
(as Percentage of Face Amount)
200.000%	235.050%
175.000%	201.288%
150.000%	167.525%
125.000%	133.763%
100.000%	100.000%
95.000%	100.000%
75.000%	100.000%
60.000%	100.000%
59.999%	59.999%
50.000%	50.000%
25.000%	25.000%
0.000%	0.000%

If, for example, the final basket level were determined to be 25.000% of the initial basket level, the cash settlement amount that we would deliver on your notes at maturity would be 25.000% of the face amount of your notes, as shown in the table above. As a result, if you purchased your notes on the original issue date at the face amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your notes at a premium to face amount you would lose a correspondingly higher percentage of your investment).

The following chart also shows a graphical illustration of the hypothetical cash settlement amounts that we would pay on your notes on the stated maturity date, if the final basket level were any of the hypothetical levels shown on the horizontal axis. The hypothetical cash settlement amounts in the chart are expressed as percentages of the face amount of your notes and the hypothetical final basket levels are expressed as percentages of the initial basket level. The chart shows that any hypothetical final basket level of less than 60.000% (the section left of the 60.000% marker on the horizontal axis) would result in a hypothetical cash settlement amount of less than 100.000% of the face amount of your notes (the section below the 100.000% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes.

Note Performance
Basket Performance
Hypothetical Cash Settlement Amount as % of Face Amount
225
200
175
150
125
100
75
50
25
0
100%
60%
0
50
100
150
200
Hypothetical Final Basket Level as % of Initial Basket Level

The following examples illustrate the hypothetical cash settlement amount at maturity for each note based on hypothetical final levels of the basket underliers, calculated based on the key terms and assumptions above. The percentages in Column A represent hypothetical final levels for each basket underlier, in each case expressed as a percentage of its initial level. The amounts in Column B represent the applicable initial weighted value for each basket underlier, and the amounts in Column C represent the products of the percentages in Column A times the corresponding amounts in Column B. The final basket level for each example is shown beneath each example, and will equal the sum of the products shown in Column C. The basket return for each example is shown beneath the final basket level for such example, and will equal the quotient of (i) the final basket level for such example minus the initial basket level divided by (ii) the initial basket level, expressed as a percentage. The values below have been rounded for ease of analysis.

Example 1: The final basket level is greater than the initial basket level.

	Column A	Column B	Column C

Basket Underlier	Hypothetical Final Level (as Percentage of Initial Level)	Initial Weighted Value	Column A x Column B
Russell 2000® Index	190.00%	50.00	95.00
iShares® 20+ Year Treasury Bond ETF	190.00%	50.00	95.00

		Final Basket Level:	190.00
		Basket Return:	90.00%

In this example, all of the hypothetical final levels for the basket underliers are greater than the applicable initial levels, which results in the hypothetical final basket level being greater than the initial basket level of 100. Since the hypothetical final basket level was determined to be 190.00, the hypothetical cash settlement amount for each $1,000 face amount of your notes will equal:

Cash settlement amount = $1,000 + ($1,000 × 135.05% × 90.00%) = $2,215.45

Example 2: The final basket level is less than the initial basket level, but greater than the trigger buffer level. The cash settlement amount equals the $1,000 face amount.

	Column A	Column B	Column C

Basket Underlier	Hypothetical Final Level (as Percentage of Initial Level)	Initial Weighted Value	Column A x Column B
Russell 2000® Index	95.00%	50.00	47.50
iShares® 20+ Year Treasury Bond ETF	95.00%	50.00	47.50

		Final Basket Level:	95.00
		Basket Return:	-5.00%

In this example, all of the hypothetical final levels for the basket underliers are less than the applicable initial levels, which results in the hypothetical final basket level being less than the initial basket level of 100. Since the hypothetical final basket level of 95.00 is greater than the trigger buffer level of 60% of the initial basket level but less than the initial basket level of 100, the hypothetical cash settlement amount for each $1,000 face amount of your notes will equal the face amount of the note, or $1,000.

Example 3: The final basket level is less than the trigger buffer level. The cash settlement amount is less than the $1,000 face amount.

	Column A	Column B	Column C

Basket Underlier	Hypothetical Final Level (as Percentage of Initial Level)	Initial Weighted Value	Column A x Column B
Russell 2000® Index	10.00%	50.00	5.00
iShares® 20+ Year Treasury Bond ETF	101.00%	50.00	50.50

		Final Basket Level:	55.50
		Basket Return:	-44.50%

In this example, the hypothetical final level of the Russell 2000® Index is less than its initial level, while the hypothetical final level of the iShares® 20+ Year Treasury Bond ETF is greater than its initial level.

In this example, the large decline in the Russell 2000® Index results in the hypothetical final basket level being less than the buffer level of 60% of the initial basket level even though the iShares® MSCI Emerging Markets ETF increased.

Since the hypothetical final basket level of 55.50 is less than the trigger buffer level of 60% of the initial basket level, the hypothetical cash settlement amount for each $1,000 face amount of your notes will equal:

Cash settlement amount = $1,000 + ($1,000 × -44.50%) = $555

Example 4: The final basket level is less than the trigger buffer level. The cash settlement amount is less than the $1,000 face amount.

	Column A	Column B	Column C

Basket Underlier	Hypothetical Final Level (as Percentage of Initial Level)	Initial Weighted Value	Column A x Column B
Russell 2000® Index	50.00%	50.00	25.00
iShares® 20+ Year Treasury Bond ETF	50.00%	50.00	25.00

		Final Basket Level:	50.00
		Basket Return:	-50.00%

In this example, the hypothetical final levels for all of the basket underliers are less than the applicable initial levels, which results in the hypothetical final basket level being less than the initial basket level of 100. Since the hypothetical final basket level of 50.00 is less than the trigger buffer level of 60% of the initial basket level, the cash settlement amount for each $1,000 face amount of your notes will equal:

Cash settlement amount = $1,000 + ($1,000 × -50%) = $500

The cash settlement amounts shown above are entirely hypothetical; they are based on market prices for the basket underlier securities that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your notes on the stated maturity date or at any other time, including any time you may wish to sell your notes, may bear little relation to the hypothetical cash settlement amounts shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered notes. The hypothetical cash settlement amounts on notes held to the stated maturity date in the examples above assume you purchased your notes at their face amount and have not been adjusted to reflect the actual issue price you pay for your notes. The return on your investment (whether positive or negative) in your notes will be affected by the amount you pay for your notes. If you purchase your notes for a price other than the face amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Additional Risk Factors Specific to Your Notes — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” on page PS-16.

Payments on the notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the notes are economically equivalent to a combination of an interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the notes or the U.S. federal income tax treatment of the notes, as described elsewhere in this pricing supplement.

We cannot predict the actual final basket level or what the market value of your notes will be on any particular trading day, nor can we predict the relationship between the level of each basket underlier and the market value of your notes at any time prior to the stated maturity date. The actual amount that you will receive, if any, at maturity and the rate of return on the offered notes will depend on the actual initial level of each basket underlier, which we will set on the trade date, and the actual basket return determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your notes, if any, on the stated maturity date may be very different from the hypothetical cash settlement amounts shown in the examples above.

ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES

An investment in your notes is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement no. 40 and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement no. 8,999. You should carefully review these risks and considerations as well as the terms of the notes described herein and in the accompanying prospectus, the accompanying prospectus supplement, the accompanying underlier supplement no. 40 and the accompanying general terms supplement no. 8,999. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the basket underlier securities, i.e., with respect to a basket underlier to which your notes are linked, the securities comprising such basket underlier. You should carefully consider whether the offered notes are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes

The original issue price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the trade date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the trade date is set forth above under “Estimated Value of Your Notes”; after the trade date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Notes”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Notes”. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the trade date, as disclosed above under “Estimated Value of Your Notes”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “ — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the trade date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes. See “Additional Risk Factors Specific to the Notes — Your Notes May Not Have an Active Trading Market” on page S-7 of the accompanying general terms supplement no. 8,999.

The Notes Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the notes will be based on the performance of the basket underliers, the payment of any amount due on the notes is subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc. as guarantor of the notes. The notes are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the notes, to pay all amounts due on the notes, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

The Amount Payable on Your Notes Is Not Linked to the Level of Each Basket Underlier at Any Time Other Than the Determination Date

The final basket level will be based on the closing levels of the basket underliers on the determination date (subject to adjustment as described elsewhere in this pricing supplement). Therefore, if the closing levels of the basket underliers dropped precipitously on the determination date, the cash settlement amount for your notes may be significantly less than it would have been had the cash settlement amount been linked to the closing levels of the basket underliers prior to such drop in the levels of the basket underliers. Although the actual levels of the basket underliers on the stated maturity date or at other times during the life of your notes may be higher than the closing levels of the basket underliers on the determination date, you will not benefit from the closing levels of the basket underliers at any time other than on the determination date.

You May Lose Your Entire Investment in the Notes

You can lose your entire investment in the notes. The cash payment on your notes, if any, on the stated maturity date will be based on the performance of a weighted basket, comprised of the basket underliers, as measured from the initial basket level of 100 to the final basket level on the determination date. If the final basket level for your notes is less than the trigger buffer level, you will have a loss for each $1,000 of the face amount of your notes equal to the product of the basket return times $1,000. Thus, you may lose your entire investment in the notes, which would include any premium to face amount you paid when you purchased the notes.

Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

The Return on Your Notes May Change Significantly Despite Only a Small Change in the Basket Level

If the final basket level is less than the trigger buffer level, you will receive less than the face amount of your notes and you could lose all or a substantial portion of your investment in the notes. This means that while a decrease in the final basket level to the trigger buffer level will not result in a loss of principal on the notes, a decrease in the final basket level to less than the trigger buffer level will result in a loss of a significant portion of the face amount of the notes despite only a small change in the level of the basket.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

The following factors, among others, many of which are beyond our control, may influence the market value of your notes:

•
the volatility – i.e., the frequency and magnitude of changes – in the levels of the basket underliers;
•
the levels of the basket underliers to which your notes are linked and the initial underlier levels;
•
the dividend rates of the basket underlier securities;
•
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the basket underlier securities, and which may affect the closing levels of the basket underliers;
•
interest rates and yield rates in the market;
•
the time remaining until your notes mature; and
•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your notes may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in notes with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors may influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes prior to maturity, you may receive less than the face amount of your notes.

You cannot predict the future performance of the basket underliers based on their historical performance. The actual performance of the basket underliers over the life of the notes, as well as the amount payable on the stated maturity date, may bear little or no relation to the historical levels of the basket underliers or to the hypothetical return examples shown elsewhere in this disclosure statement supplement.

Your Notes Do Not Bear Interest

You will not receive any interest payments on your notes. As a result, even if the cash settlement amount payable for your notes on the stated maturity date exceeds the face amount of your notes, the overall return you earn on your notes may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

The Lower Performance of One Basket Underlier May Offset an Increase in the Other Basket Underlier

Declines in the level of one basket underlier may offset increases in the level of the other basket underlier. As a result, any return on the basket — and thus on your notes — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your notes at maturity.

The Return on Your Notes Will Not Reflect Any Dividends Paid on the Basket Fund or the Basket Underlier Securities

The return on your notes will not reflect the return you would realize if you actually owned shares of the basket fund or basket underlier securities and received the distributions paid on the shares of the basket fund. You will not receive any dividends that may be paid on any of the basket underlier securities by the basket underlier security issuers or the shares of the basket fund. See “— You Have No Shareholder Rights or Rights to Receive Any Shares of the Basket Fund or Any Basket Underlier Security” below for additional information.

You Have No Shareholder Rights or Rights to Receive Any Shares of the Basket Fund or Any Basket Underlier Security

Investing in your notes will not make you a holder of any shares of the basket fund or any basket underlier securities. Neither you nor any other holder or owner of your notes will have any rights with respect to the basket fund or any basket underlier securities, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the basket fund or any basket underlier securities or any other rights of a holder of any shares of the basket fund or any basket underlier securities. Your notes will be paid in cash and you will have no right to receive delivery of the basket fund or any basket underlier securities.

We May Sell an Additional Aggregate Face Amount of the Notes at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate face amount of the notes subsequent to the date of this pricing supplement. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

If You Purchase Your Notes at a Premium to Face Amount, the Return on Your Investment Will Be Lower Than the Return on Notes Purchased at Face Amount and the Impact of Certain Key Terms of the Notes Will Be Negatively Affected

The cash settlement amount will not be adjusted based on the issue price you pay for the notes. If you purchase notes at a price that differs from the face amount of the notes, then the return on your investment in such notes held to the stated maturity date will differ from, and may be substantially less than, the return on notes purchased at face amount. If you purchase your notes at a premium to face amount and hold them to the stated maturity date the return on your investment in the notes will be lower than it would have been had you purchased the notes at face amount or a discount to face amount.

Additional Risks Related to the iShares® 20+ Year Treasury Bond ETF

The Policies of the Basket Fund’s Investment Advisor and the Sponsor of Its Underlying Index Could Affect the Amount Payable on Your Notes and Their Market Value

The basket fund’s investment advisor may from time to time be called upon to make certain policy decisions or judgments with respect to the basket fund, including those concerning the calculation of the net asset value of the basket fund, additions, deletions or substitutions of securities held by the basket fund and the manner in which changes affecting its underlying index are reflected in the basket fund that could affect the market price of the shares of the basket fund, and therefore, the amount payable on your notes on the stated maturity date. The amount payable on your notes and their market value could also be affected if the basket fund investment advisor changes these policies, for example, by changing the manner in which it calculates the net asset value of the basket fund, or if the basket fund investment advisor discontinues or suspends calculation or publication of the net asset value of the basket fund, in which case it may become difficult or inappropriate to determine the market value of your notes.

If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the closing level of the basket fund on the determination date — and thus the amount payable on the stated maturity date —in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the levels of the basket underliers on the determination date and the amount payable on your notes more fully under “Terms and Conditions — Discontinuance or modification of a basket underlier” on page PS-7 of this pricing supplement.

In addition, the sponsor of the basket fund’s underlying index owns the underlying index and is responsible for the design and maintenance of its underlying index. The policies of the sponsor of the basket fund’s underlying index concerning the calculation of its underlying index, including decisions regarding the addition, deletion or substitution of the equity securities included in its underlying index, could affect the level of its underlying index and, consequently, could affect the market prices of shares of the basket fund and, therefore, the amount payable on your notes and their market value.

There is No Assurance That an Active Trading Market Will Continue for the Basket Fund or That There Will Be Liquidity in Any Such Trading Market; Further, the Basket Fund Is Subject to Management Risks, Securities Lending Risks and Custody Risks

Although the shares of the basket fund and a number of similar products have been listed for trading on securities exchanges for varying periods of time, and there is no assurance that an active trading market will continue for the shares of the basket fund or that there will be liquidity in the trading market.

In addition, the basket fund is subject to management risk, which is the risk that the basket fund investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. The basket fund is also not actively managed and may be affected by a general decline in market segments relating to its underlying index. The basket fund investment advisor invests in securities included in, or representative of, its underlying index regardless of their investment merits. The basket fund investment advisor does not attempt to take defensive positions in declining markets. In addition, the basket fund’s investment advisor may be permitted to engage in securities lending with respect to a portion of the basket fund's total assets, which could subject the basket fund to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, the basket fund is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories.

Further, the basket fund is subject to listing standards adopted by the securities exchange on which the basket fund is listed for trading. There can be no assurance that the basket fund will continue to meet the applicable listing requirements, or that the basket fund will not be delisted.

The Basket Fund and Its Underlying Index Are Different and the Performance of the Basket Fund May Not Correlate With the Performance of Its Underlying Index

The basket fund may not hold all or substantially all of the securities included in its underlying index and may hold securities or assets not included in its underlying index. Therefore, while the performance of the basket fund is generally linked to the performance of its underlying index, the performance of the basket fund is also linked in part to securities not included in its underlying index and to the performance of other assets, such as futures repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market funds advised by the basket fund investment advisor or its affiliates.

Tracking error, which is the divergence of the basket fund’s performance from that of the underlying index, may occur because of differences between the securities held in the basket fund’s portfolio and those included in the underlying index, pricing differences, transaction costs incurred by the basket fund, the basket fund’s holding of uninvested cash, differences in timing of the accrual of or the valuation of distributions, the requirements to maintain pass-through tax treatment, portfolio transactions carried out to minimize the distribution of capital gains to shareholders, acceptance of custom baskets, changes to the underlying index or the costs to the basket fund of complying with various new or existing regulatory requirements. This risk may be heightened during times of increased market volatility or other unusual market conditions. Tracking error also may result because the basket fund incurs fees and expenses, while the underlying index does not.

For all of the foregoing reasons, the performance of the basket fund may not correlate with the performance of its underlying index. Consequently, the amount payable on your notes will not be the same as investing directly in the basket fund’s underlying index or in any of the basket underlier securities or in any of the securities comprising such underlying index, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of its underlying index.

Your Investment Is Subject to Concentration Risks

The basket fund invests in U.S. Treasury bonds that are all obligations of the United States with a similar remaining time to maturity. As a result, the basket fund is concentrated in the performance of bonds issued by a single issuer and having the same general tenor and terms. Although your investment in the notes will not result in the ownership or other direct interest in the U.S. Treasury bonds held by the basket fund, the return on your investment in the notes will be subject to certain risks similar to those associated with direct investment in a U.S. Treasury bonds. This increases the risk that any downgrade of the credit ratings of the U.S. government from its current ratings, any increase in risk that the U.S. Treasury may default on its obligations by the market (whether for credit or legislative process reasons) or any other market events that create a decrease in demand for U.S. Treasury bonds would significantly adversely affect the basket fund. In addition, to the extent that any such decrease in demand is more concentrated in the particular U.S. Treasury bond maturities owned by the basket fund, the basket fund could be severely affected.

The Basket Fund May Change in Unexpected Ways

The underlying index to which the basket fund is linked tends to have very limited public disclosure about the underlying index. The index sponsor of this index retains discretion to make changes to the underlying index at any time. The lack of detailed information about the underlying index and how its constituents may change in the future creates the risk that the underlying index could change in the future to perform much differently from the way it would perform if such changes were not made. If the underlying index is changed in unexpected ways, the basket fund would similarly change to better reflect the underlying index. The performance of the basket fund could be adversely affected in that case, which could adversely affect your investment in the notes.

Your Investment Is Subject to Income Risk and Interest Rate Risk

The basket fund’s income may decline when interest rates fall. This decline can occur because the basket fund must invest in lower-yielding bonds as bonds in its portfolio fall outside the time to maturity limits required by the basket fund’s investment objective or are called, bonds in the underlying index are substituted or the basket fund otherwise needs to purchase additional bonds. In addition, an increase in interest rates may cause the value of the fixed rate bonds held by the basket fund to decrease, may lead to heightened volatility in the fixed income markets and may adversely affect the liquidity of certain fixed income bonds. Bonds with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than bonds with shorter durations. If any of these events occur, the shares of the basket fund invested in bonds and the amount payable on your notes could be adversely affected.

Risks Related to Tax

The Tax Consequences of an Investment in Your Notes Are Uncertain

The tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as your notes, and any such guidance could adversely affect the tax treatment and the value of your notes. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your notes after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences – United States Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

Your Notes May Be Subject to the Constructive Ownership Rules

There exists a risk that the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to all or a portion of your notes. If all or a portion of your notes were subject to the constructive ownership rules, then all or a portion of any long-term capital gain that you realize upon the sale, exchange or maturity of your notes would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the notes.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Notes, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Notes to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your notes.

THE BASKET AND THE BASKET UNDERLIERS

The Basket

The basket is comprised of two basket underliers with the following initial weights within the basket: the Russell 2000® Index (50% weighting) and the iShares® 20+ Year Treasury Bond ETF (50% weighting).

Russell 2000® Index

The Russell 2000® Index measures the composite price performance of stocks of 2,000 companies incorporated in the U.S., its territories and certain “benefit-driven incorporation countries.” The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For more details about the Russell 2000® Index, the basket underlier sponsor and license agreement between the basket underlier sponsor and the issuer, see “The Underliers — Russell 2000® Index” on page S-81 of the accompanying underlier supplement no. 40.

The Russell 2000® Index is a trademark of FTSE Russell (“Russell”) and has been licensed for use by GS Finance Corp. The notes are not sponsored, endorsed, sold or promoted by Russell, and Russell makes no representation regarding the advisability of investing in the notes.

iShares® 20+ Year Treasury Bond ETF

The shares of the iShares® 20+ Year Treasury Bond ETF (the “basket underlier”) are issued by iShares® Trust (the “trust”), a registered investment company.

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The basket underlier is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the ICE U.S. Treasury 20+ Year Bond Index (the “index”). The index measures the performance of public obligations of the U.S. Treasury that have a remaining maturity greater than or equal to twenty years.
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The return on your notes is linked to the performance of the basket underlier, and not to that of the index on which the basket underlier is based. The basket underlier follows a strategy of “representative sampling,” which means the basket underlier’s holdings are not the same as those of its index. The performance of the basket underlier may significantly diverge from that of its index.
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The basket underlier’s investment advisor is BlackRock Fund Advisors.
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The basket underlier’s shares trade on the Nasdaq under the ticker symbol “TLT”.
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The trust’s SEC CIK Number is 0001100663.
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The basket underlier’s inception date was July 22, 2002.

Where Information About the Basket Underlier Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the basket underlier (including its fees and top ten holdings and weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the basket underlier’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Basket Underlier From the Trust’s Publicly Available Information

This pricing supplement relates only to your note and does not relate to the basket underlier. We have derived all information about the basket underlier in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the basket underlier in connection with the offering of your note. Furthermore, we do not know whether all events occurring before the date of this pricing supplement —

including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the basket underlier — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the basket underlier could affect the value you will receive at maturity and, therefore, the market value of your note.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket underlier.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the basket underlier. As an investor in a note, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a note.

Historical Closing Levels of the Basket Underliers

The respective closing level of the basket underliers have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket underliers have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the level of any of the basket underliers during the period shown below is not an indication that the basket underliers are more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical levels of the basket or the basket underliers as an indication of the future performances of the basket underliers, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the basket, basket underliers or the basket underlier securities will result in you receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket or the basket underliers. Before investing in the offered notes, you should consult publicly available information to determine the level of the basket underliers between the date of this pricing supplement and the date of your purchase of the offered notes and, given the recent volatility described above, you should pay particular attention to recent levels of the basket underliers. The actual performance of the basket and the basket underliers over the life of the offered notes, as well as the cash settlement amount at maturity, may bear little relation to the historical levels shown below.

The graphs below show the daily historical closing levels of each basket underlier from January 1, 2019 through July 22, 2024. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and most bonds and, as a result, the level of most equity indices and most bond ETFs. We obtained the levels in the graphs below from Bloomberg Financial Services, without independent verification. Although the official closing levels of the Russell 2000® Index are published to six decimal places by its basket underlier sponsor, Bloomberg Financial Services reports the levels of the Russell 2000® Index to fewer decimal places.

Historical Performance of the Russell 2000® Index

Closing Level
2500
2000
1500
1000
500
0
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024

Historical Performance of the iShares® 20+ Year Treasury Bond ETF

Closing Level
175
150
125
100
75
50
25
0
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024

Historical Basket Levels

The following graph is based on the basket closing level for the period from January 1, 2019 through July 22, 2024 assuming that the basket closing level was 100 on January 1, 2019. We derived the basket closing levels based on the method to calculate the basket closing level as described in this pricing supplement and on actual closing levels of the relevant basket underliers on the relevant date. The basket closing level has been normalized such that its hypothetical level on January 1, 2019 was 100. As noted in this pricing supplement, the initial basket level will be set at 100 on the trade date. The basket closing level can increase or decrease due to changes in the levels of the basket underliers.

Historical Performance of the Basket

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Supplemental discussion of U.S. federal income tax consequences

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of the notes for U.S. federal income tax purposes that will be required under the terms of the notes, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

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a dealer in securities or currencies;
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a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
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a bank;
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a life insurance company;
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a regulated investment company;
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an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
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a tax exempt organization;
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a partnership;
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a person that owns a note as a hedge or that is hedged against interest rate risks;
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a person that owns a note as part of a straddle or conversion transaction for tax purposes; or
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a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your notes are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a note and you are:

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a citizen or resident of the United States;
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a domestic corporation;
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an estate whose income is subject to U.S. federal income tax regardless of its source; or
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a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. You will be obligated pursuant to the terms of the notes — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your notes for all tax purposes as pre-paid derivative contracts in respect of the basket underliers. Except as otherwise stated below, the discussion below assumes that the notes will be so treated.

Upon the sale, exchange or maturity of your notes, you should recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or maturity and your tax basis in your notes. Your tax basis in your notes will generally be equal to the amount that you paid for the notes. Such capital gain or loss should generally be short-term capital gain or loss if you hold the notes for one year or less, and should be long-term capital gain or loss if you hold the notes for more than one year. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

There exists a risk that the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to all or a portion of your notes. If all or a portion of your notes were subject to the constructive ownership rules, then all or a portion of any long-term capital gain that you realize upon the sale, exchange or maturity of your notes would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the notes.

No statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the notes are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your notes as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield — i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes — and then determining a payment schedule as of the applicable original issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your notes prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange or maturity of your notes would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and, thereafter, as capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to persons who purchase a note at other than the adjusted issue price as determined for tax purposes.

It is also possible that your notes could be treated in the manner described above, except that any gain or loss that you recognize at maturity would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for U.S. federal income tax purposes.

It is possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your notes for U.S. federal income tax purposes.

Possible Change in Law

In 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your notes after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

In addition, on December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered notes including whether the holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described above unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your notes and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of the notes and are, for U.S. federal income tax purposes:

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a nonresident alien individual;
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a foreign corporation; or
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an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the notes.

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your notes and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation – Taxation of Debt Securities – Non-United States Holders” in the accompanying prospectus.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your notes should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your notes to be subject to withholding, even if you comply with certification requirements as to your foreign status.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective non-United States holders of the notes should consult their tax advisors in this regard.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts a non-United States holder receives upon the sale, exchange or maturity of the notes, could be collected via withholding. If these regulations were to apply to the notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on the basket fund or on the stocks included in the basket index during the term of the notes. We could also require a non-United States holder to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to the non-United States holder’s potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your notes, your notes will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to the FATCA withholding rules.

Supplemental plan of distribution; conflicts of interest

See “Supplemental Plan of Distribution” on page S-51 of the accompanying general terms supplement no. 8,999 and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus. GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $ .

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered notes specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the notes to the public at the original issue price set forth on the cover page of this pricing supplement, and to certain securities dealers at such price less a concession not in excess of 1.75% of the face amount. In addition to the concession, any such securities dealer will receive from GS&Co. a structuring fee of up to 0.2% of the face amount of each such note GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We have been advised that GS&Co. will also pay a fee to iCapital Markets LLC, a broker-dealer in which an affiliate of GS Finance Corp. holds an indirect minority equity interest, for services it is providing in connection with this offering.

We expect to deliver the notes against payment therefor in New York, New York on August 2, 2024. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the notes. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

The notes will not be listed on any securities exchange or interdealer quotation system.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying underlier supplement no. 40, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying underlier supplement no. 40, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying underlier supplement no. 40, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

$

GS Finance Corp.

Leveraged Basket-Linked Notes due

guaranteed by

The Goldman Sachs Group, Inc.

Goldman Sachs & Co. LLC